Exhibit 99.3
                                  FORM OF PROXY

                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
                                   1ST BANCORP

     I hereby appoint _____________ and ______________, and each of them, my proxies, with power of substitution, to vote all Common Shares of 1ST BANCORP (the "Corporation") that I am entitled to vote at the Annual Meeting of Shareholders to be held at ______________________________________________, on
___________, 1998 at _______ a.m./p.m. local time, and any adjournments thereof, as provided herein.

     THIS PROXY WILL BE VOTED AS SPECIFIED. IN THE ABSENCE OF SPECIFICATIONS, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

     This proxy may be revoked at any time prior to its exercise upon compliance with the procedures set forth in the Corporation's Prospectus/Proxy Statement, dated ___________, 1998.

     SHAREHOLDERS SHOULD MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POST-PAID ENVELOPE.

     1. ELECTION OF DIRECTORS

     [ ] FOR all nominees listed below, as set forth in the Corporation's Prospectus/Proxy Statement, dated ____, 1998 (except as marked to the contrary below--see "Instructions")

                  Donald G. Bell
                  Ruth Mix Carnahan
                  Rahmi Soyugenc

     [ ] WITHHOLD AUTHORITY to vote for all nominees listed above

     (Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

     --------------------------------------------------------------

     2.   MERGER OF 1ST BANCORP WITH AND INTO GERMAN AMERICAN BANCORP

          [ ] FOR     [ ]  AGAINST     [ ]  ABSTAIN

     3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting

Dated:   _________________                          _________________________

                                                    -------------------------
                                                    Signature or Signatures

                                    (Please sign exactly as your name appears on this proxy. If shares are issued in the name of two or more persons, all such persons should sign. Trustees, executors and others signing in a representative capacity should indicate the capacity in which they sign.)